UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2003

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Old Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

(Former name or former address, if changed since last report)

Item 9.  REGULATION FD DISCLOSURE

On March 19, 2003, Family Dollar Stores, Inc. (the “Company”) issued a news release with respect to the reporting of sales and earnings for the second quarter ended March 1, 2003, and other matters relating to the Company’s operations and financial condition.  A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: March 19, 2003	By:	/s/ George R. Mahoney, Jr
George R. Mahoney, Jr. Executive Vice President-General Counsel

Exhibit Index

Exhibit No.                             Item

99          News Release dated March 19, 2003